Exhibit 5.1

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
March 23, 2021	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
Kaltura, Inc. 250 Park Avenue South, 10th Floor New York, New York 10003	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re:	Registration Statement No. 333-253699;
27,025,000 shares of common stock of Kaltura, Inc.
Ladies and Gentlemen:
We have acted as special counsel to Kaltura, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration of up to 27,025,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, which include up to 20,925,000 shares of common stock to be issued and sold by the Company (the “Company Shares”) and up to 6,100,000 shares of common stock to be sold by certain selling stockholders (the “Stockholder Shares”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2021 (Registration No. 333-253699) (as amended, the “Registration Statement”). The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

March 23, 2021 Page 2
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (i) when the amended and restated certificate of incorporation of the Company in the form most recently filed as an exhibit to the Registration Statement (the “Amended and Restated Certificate of Incorporation”) has been duly filed with the Secretary of State of the State of Delaware and when the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company and the Company Shares will be validly issued, fully paid and nonassessable and (ii) when the Amended and Restated Certificate of Incorporation has been duly filed with the Secretary of State of the State of Delaware, the Stockholder Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and non-assessable; provided, however, that with respect to those Stockholder Shares to be sold by certain selling stockholders that will be issued upon the exercise of vested options prior to such sale, such Stockholder Shares will be validly issued, fully paid and non-assessable upon the exercise and payment in compliance with the terms of the agreements pursuant to which such Stockholder Shares are to be issued prior to the completion of the offering that is the subject of the Registration Statement. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP